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                                                                 EXHIBIT 99.2

                             COMMUNITY STATE BANK
                            583 W. Railroad Avenue
                        Independence, Louisiana 70443

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Guy C. Billups, Jr., W. R. Allison and Terrell
A. Adams, or any of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of Community State Bank ("Bank") held of record by the undersigned on October 1, 1996, at the special joint meeting of shareholders to be held on Wednesday, November 13, 1996, at 1:00 p.m., local time, and at any and all adjournments thereof as follows:

         1. The proposal to approve and adopt the Agreement and Plan of Reorganization and related Bank Merger Agreement by and among Hancock Holding Company, Community Bancshares, Inc. ("CBI"), Bank and Hancock Bank of Louisiana whereby CBI will be merged with and into Hancock Holding Company and Bank will be merged with and into Hancock Bank of Louisiana.

                 FOR   ________   AGAINST  _________  ABSTAIN  ________

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Joint Meeting or any adjournment thereof.


The Board of Directors recommends a vote "FOR" Proposal 1.


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*                                                                         *
*    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE     *
*  SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.  IF ANY OTHER      *
*  BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY     *
*  THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.                         *
*                                                                         *
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     Please sign exactly as your name appears on certificate(s) representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.


Dated October 10, 1996



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  PRINT NAME OF SHAREHOLDER                         PRINT NAME OF SHAREHOLDER


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  SIGNATURE OF SHAREHOLDER                           SIGNATURE OF SHAREHOLDER



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*                                                                         *
*  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE        *
*  ENCLOSED POSTAGE-PAID ENVELOPE                                         *
*                                                                         *
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